UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K
__________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway		64117
North Kansas City,	Missouri
(Address of Principal Executive Offices)		(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2019, the Board of Directors of Cerner Corporation ("Cerner") approved a resolution to change Cerner’s fiscal year from a 52/53 week fiscal year that ends on the Saturday closest to December 31 to a calendar year, commencing with fiscal year 2020. Accordingly, Cerner’s 2020 fiscal year will be extended and run from December 29, 2019 to December 31, 2020, with subsequent fiscal years beginning on January 1 and ending on December 31 of each year. Beginning December 29, 2019, the first day of our 2020 first quarter, Cerner’s quarterly results will be for the periods ending March 31, June 30, September 30 and December 31. Cerner will not be required to file a transition report because this change is not deemed a change in fiscal year for purposes of reporting subject to Rule 13a-10 or Rule 15d-10 of the Securities Exchange Act of 1934, as amended, as the new fiscal year commences within seven days of the prior fiscal year and the new fiscal year commences with the end of the prior fiscal year.

Item 8.01 Other Events.

On December 13, 2019, Cerner announced that its Board of Directors declared a quarterly cash dividend on Cerner's common stock of $0.18 per issued and outstanding share. The cash dividend will be paid on January 9, 2020, to shareholders of record as of the close of business on December 27, 2019. All subsequent dividends are subject to review and approval by Cerner's Board of Directors in its discretion. The decision of whether to pay any future dividends and the amount of any such dividends will be based on, among other things, Cerner’s financial position, results of operations, cash flows, capital requirements, the requirements of applicable law and any other factors that the Board of Directors may deem relevant.

On the same date, Cerner also announced that its Board of Directors approved an amendment to its stock repurchase program (the "2019 Repurchase Program") increasing Cerner’s authority to repurchase, or to cause the repurchase of, shares of Cerner common stock by up to an additional $1.5 billion, increasing the total authorized purchase program to $3.7 billion in the aggregate, with approximately $1.7 billion available to be purchased. As of December 12, 2019, there was approximately $183 million available for repurchase under the 2019 Repurchase Program prior to this amendment. Cerner may repurchase shares of Cerner's common stock in the open market, by block purchase, in privately-negotiated transactions or through other transactions managed by broker-dealers, or any combination. The timing and amount of any share repurchases will be determined by Cerner's management based on market conditions and other factors. No time limit was set for completion of the program.

A copy of the text of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein. The information in Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit Number	Description

99.1	Press release of Cerner Corporation dated December 13, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: December 13, 2019	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer